Exhibit 99.1

HCI Group Reports Second Quarter 2021 Results

Tampa, Fla. – August 5, 2021 –  HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, software development and real estate, reported results for the three and six months ended June 30, 2021.

Second Quarter 2021 - Financial Results

Net income for the second quarter of 2021 totaled $3.8 million or $0.24 diluted earnings per share compared with $8.9 million or $1.08 diluted earnings per share in the second quarter of 2020. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $2.7 million or $0.11 diluted earnings per share compared with $6.8 million or $0.86 diluted earnings per share in the second quarter of 2020. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $185.0 million for the second quarter of 2021 were up 7.6% from $171.9 million in the second quarter of 2020. The increase was due primarily to a quota share arrangement with United and the continued growth of TypTap.

Consolidated gross premiums earned of $139.4 million for the second quarter of 2021 were up 29.3% from $107.8 million in the second quarter of 2020. The increase was driven by the growth in Homeowners Choice gross premiums earned from $89.4 million to $100.4 million and the growth of TypTap gross premiums earned from $18.4 million to $39.0 million.

Premiums ceded for reinsurance for the second quarter of 2021 increased to $46.4 million from $34.4 million in the second quarter of 2020 as a result of the growth in both TypTap and Homeowners Choice and represented 33.3% and 31.9%, respectively, of gross premiums earned.

Net investment income increased to $2.6 million from $1.6 million in the second quarter of 2020. This increase was due to an increase in income from limited partnership and real estate investments, offset by a decrease in interest income from fixed-maturity security investments.

Net realized investment gains increased to $2.6 million from $1.4 million in the second quarter of 2020. This increase was primarily due to net gains from selling equity securities.

Net unrealized investment gains were $1.5 million in the second quarter of 2021 compared with $2.9 million in 2020. The decrease was primarily due to the sales of equity securities with aggregate net gains during the second quarter.

Losses and loss adjustment expenses were $55.9 million compared with $39.8 million in the same period in 2020. The increase was primarily due to growth in gross premiums earned related to the quota share arrangement with United and the growth in TypTap.

Policy acquisition and other underwriting expenses were $23.2 million compared with $13.0 million in the same quarter of 2020. The increase relates to the amortization of increased costs associated with the quota share arrangement with United and the growth of TypTap.

Six Months Ended June 30, 2021 - Financial Results

Net income for the six months ended June 30, 2021 totaled $10.7 million or $0.98 diluted earnings per share compared with $9.5 million or $1.23 diluted earnings per share for the six months ended June 30, 2020. The increase in net income was primarily due to an increase in net premiums earned of $45.8 million, a $14.0 million increase in income from the company’s investment portfolio, offset by a $33.7 million increase in losses and loss adjustment expenses and a $21.4 million increase in policy acquisition and other underwriting expenses.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the six-month period was $9.8 million or $0.87 diluted earnings per share compared with $10.9 million or $1.41 diluted earnings per share in the same period of 2020. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the six months increased 25.1% to $310.8 million in 2021 from $248.4 million in 2020. The increase was due primarily to a quota share arrangement with United and the continued growth of TypTap.

Consolidated gross premiums earned increased to $270.4 million from $200.2 million in the same period in 2020. The increase was primarily attributable to a quota share arrangement with United and the growth of TypTap’s business.

Premiums ceded were $89.5 million or 33.1% of gross premiums earned compared with $65.1 million or 32.5% of gross premiums earned during the same period in 2020. The increase was attributable to the growth in both TypTap and Homeowners Choice business.

Net investment income was $7.2 million compared with $1.4 million in the six months ended June 30, 2020. The $5.8 million increase was primarily due to of losses from limited partnership investments in 2020 due to the economic effects of the COVID-19 pandemic and a net gain of $2.8 million recognized in 2021 for a real estate investment legal settlement.

Net unrealized investment gains for the period were $1.2 million compared with net unrealized losses of $1.9 million in the same period in 2020, reflecting a deterioration in the fair value of equity securities caused by the COVID-19 pandemic in 2020.

Losses and loss adjustment expenses for the six months ended June 30, 2021 and 2020 were $101.7 million and $67.9 million, respectively. The increase was primarily due to the losses attributable to a quota share arrangement with United and to the growth in gross premiums earned for TypTap.

Policy acquisition and other underwriting expenses were $46.2 million compared with $24.8 million in the same period in 2020. The increase relates to the amortization of increased costs associated with a quota share arrangement with United and the growth of TypTap.

Management Commentary

“As TypTap continues to expand, we are making important investments to maximize TypTap’s opportunity.” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We are confident the long-term payback on these investments will outweigh any short-term impact.”

Conference Call

HCI Group will hold a conference call later today, August 5, 2021, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question-and-answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 701390

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through September 5, 2021.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 41773

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, reinsurance, real estate and information technology services. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc.  HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Rachel Swansiger, Esq.

Investor Relations

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Jordan Schmidt

Gateway Investor Relations

Tel (949) 386-6332

jordan@gatewayir.com

-    Tables to follow    -

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $45,031 and $70,265, respectively and allowance for credit losses: $0 and $588, respectively)	$46,414	$71,722
Equity securities, at fair value (cost: $39,603 and $47,029, respectively)	44,924	51,130
Limited partnership investments	26,305	27,691
Investment in unconsolidated joint venture, at equity	655	705
Real estate investments	73,812	74,472
Total investments	192,110	225,720

Cash and cash equivalents	626,286	431,341
Restricted cash	2,400	2,400
Accrued interest and dividends receivable	330	588
Income taxes receivable	—	4,554
Premiums receivable, net (allowance: $2,237 and $2,053, respectively)	69,121	68,382
Prepaid reinsurance premiums	762	36,376
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	13,166	14,127
Unpaid losses and loss adjustment expenses (allowance: $57 and $85, respectively)	48,827	71,019
Deferred policy acquisition costs	44,427	43,858
Property and equipment, net	13,317	12,767
Right-of-use-assets - operating leases	2,946	4,002
Intangible assets, net	10,933	3,568
Other assets	55,585	22,611

Total assets	$1,080,210	$941,313

Liabilities and Equity
Losses and loss adjustment expenses	$203,785	$212,169
Unearned premiums	309,842	269,399
Advance premiums	21,225	11,370
Assumed reinsurance balances payable	87	87
Reinsurance payable on paid losses and loss adjustment expenses	7,398	—
Accrued expenses	11,776	10,181
Income taxes payable	2,552	—
Deferred income taxes, net	7,050	11,925
Revolving credit facility	—	23,750
Long-term debt	160,569	156,511
Lease liabilities - operating leases	2,950	4,014
Other liabilities	46,856	40,771

Total liabilities	774,090	740,177

Commitments and contingencies
Redeemable noncontrolling interest	88,071	—

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 8,265,640 and 7,785,617 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively)	—	—
Additional paid-in capital	—	—
Retained income	215,612	199,592
Accumulated other comprehensive income, net of taxes	1,054	1,544
Total stockholders' equity	216,666	201,136
Noncontrolling interests	1,383	—
Total equity	218,049	201,136

Total liabilities, redeemable noncontrolling interest, and equity	$1,080,210	$941,313

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021		2020
Revenue

Gross premiums earned	$139,440	$107,803	$270,382		$200,168
Premiums ceded	(46,436)	(34,354)	(89,535)		(65,073)

Net premiums earned	93,004	73,449	180,847		135,095

Net investment income	2,635	1,604	7,229		1,412
Net realized investment gains (losses)	2,607	1,435	3,720		(809)
Net unrealized investment gains (losses)	1,489	2,884	1,220		(1,921)
Credit losses on investments	—	(87)	—		(526)
Policy fee income	992	847	1,962		1,676
Other	777	585	1,400		1,170

Total revenue	101,504	80,717	196,378		136,097

Expenses

Losses and loss adjustment expenses	55,917	39,843	101,668		67,921
Policy acquisition and other underwriting expenses	23,169	12,991	46,234		24,817
General and administrative personnel expenses	10,546	9,731	20,196		18,098
Interest expense	2,000	3,020	4,079		5,990
Loss on repurchases of convertible senior notes	—	150	—		150
Other operating expenses	4,775	3,159	9,002		6,641

Total expenses	96,407	68,894	181,179		123,617

Income before income taxes	5,097	11,823	15,199		12,480

Income tax expense	1,267	2,887	4,524		2,997

Net income	$3,830	$8,936	$10,675		$9,483
Net income attributable to redeemable noncontrolling interest	(2,179)	—	(2,973)		—
Net loss attributable to noncontrolling interests	266	—	363		—

Net income after noncontrolling interests	$1,917	$8,936	$8,065		$9,483

Basic earnings per share	$0.25	$1.16	$1.02	$	$1.23

Diluted earnings per share	$0.24	$1.08	$0.98	$	$1.23

Dividends per share	$0.40	$0.40	$0.80	$	$0.80

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Six Months Ended
GAAP	June 30, 2021			June 30, 2021
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$3,830			$10,675
Less: Net income attributable to redeemable noncontrolling interest	(2,179)			(2,973)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	429			501
Net income attributable to HCI	2,080			8,203
Less: Income attributable to participating securities	(168)			(569)
Basic Earnings Per Share:
Income allocated to common stockholders	1,912	7,526	$0.25	7,634	7,500	$1.02

Effect of Dilutive Securities:
Stock options	—	175		—	141
Convertible senior notes*	—	—		—	—
Warrants	—	247		—	161

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$1,912	7,948	$0.24	$7,634	7,802	$0.98

(a) Shares in thousands.
* For the three and six months ended June 30, 2021, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
GAAP Net income	$3,830	$10,675
Net unrealized investment losses (gains)	$(1,489)	$(1,220)
Less: Tax effect at 24.52182%	$365	$299
Net adjustment to Net income	$(1,124)	$(921)
Non-GAAP Adjusted Net income	$2,706	$9,754

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Six Months Ended
Non-GAAP	June 30, 2021			June 30, 2021
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$2,706			$9,754
Less: Net income attributable to redeemable noncontrolling interest	$(2,179)			$(2,973)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	$431			$504
Net income attributable to HCI	$958			$7,285
Less: Income attributable to participating securities	(65)			(496)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	893	7,526	$0.12	6,789	7,500	$0.91

Effect of Dilutive Securities:
Stock options	—	175		—	141
Convertible senior notes*	—	—		—	—
Warrants	—	247		—	161

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$893	7,948	$0.11	$6,789	7,802	$0.87

(a) Shares in thousands.
* For the three and six months ended June 30, 2021, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
GAAP diluted Earnings Per Share	$0.24	$0.98
Net unrealized investment losses (gains)	$(0.19)	$(0.16)
Less: Tax effect at 24.52182%	$0.06	$0.05
Net adjustment to GAAP diluted EPS	$(0.13)	$(0.11)
Non-GAAP Adjusted diluted EPS	$0.11	$0.87